Exhibit 99.1

FORM OF INSTRUCTIONS
AS TO USE OF
CAPITALSOUTH BANCORP
RIGHTS CERTIFICATES

CONSULT REGISTRAR AND TRANSFER COMPANY, YOUR BANK OR BROKER
AS TO ANY QUESTIONS

The following instructions relate to a rights offering (the “Rights Offering”) by CapitalSouth Bancorp, a Delaware corporation (“CapitalSouth”), to the holders of record (the “Recordholders”) of its common stock, par value $1.00 per share (the “Common Stock”), as described in the CapitalSouth prospectus dated          , 2008 (the “Prospectus”). Recordholders of Common Stock as of 5:00 p.m., Eastern Time, on          , 2008 (the “Record Date”) are receiving, at no charge, non-transferable subscription rights (the “Rights”) to subscribe for and purchase shares of Common Stock (the “Underlying Shares”). In the Rights Offering, CapitalSouth is offering an aggregate of          Underlying Shares.

Each Recordholder will receive one Right for each share of Common Stock owned of record as of 5:00 p.m., Eastern Time, on the Record Date. The Rights will expire, if not exercised prior to 5:00 p.m., Eastern Time, on          , 2008, unless CapitalSouth extends the period, not to exceed 15 business days (as it may be extended, the “Expiration Time”). Each Right allows the holder thereof to subscribe for           shares of Common Stock (the “Basic Subscription Right”) at the cash price of $      per full share (the “Subscription Price”). For example, if a Recordholder owned 100 shares of Common Stock as of 5:00 p.m., Eastern Time, on the Record Date, it would receive 100 Rights and would have the right to purchase           shares of Common Stock (rounded down to           shares, with the total subscription payment being adjusted accordingly, as discussed below) for the Subscription Price.

If a holder purchases all of the shares of Common Stock available to it pursuant to its Basic Subscription Right, it may also exercise an Over-Subscription Privilege (the “Over-Subscription Privilege”) to purchase a portion of any shares of our Common Stock that are not purchased by our stockholders through the exercise of their Basic Subscription Rights (the “Unsubscribed Shares”), subject to availability and the allocation process more fully described in the Prospectus.

Each Recordholder will be required to submit payment in full for all the shares it wishes to buy with its Over-Subscription Privilege. Because we will not know the total number of Unsubscribed Shares prior to the expiration of the Rights Offering, if a Recordholder wishes to maximize the number of shares purchased pursuant to the Recordholder’s Over-Subscription Privilege, the Recordholder will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of shares of Common Stock available to the Recordholder, assuming that no stockholder, purchased any shares of Common Stock pursuant to their Basic Subscription Right.

Fractional shares of Common Stock resulting from the exercise of the Basic Subscription Right and the Over-Subscription Privilege will be eliminated by rounding down to the nearest whole share, with the total exercise price being adjusted accordingly. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.

CapitalSouth will not be required to issue shares of our Common Stock to you if Registrar and Transfer Company, as Subscription Agent, does not receive your payment prior to the Expiration Time, regardless of when you send the subscription payment and related documents. CapitalSouth may extend the Expiration Time by giving oral or written notice to the Subscription Agent on or before the Expiration Time. If CapitalSouth elects to extend the Expiration Time, it will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced Expiration Time. The Rights will be evidenced by non-transferable Rights certificates (the “Rights Certificates”).

The number of Rights to which you arc entitled is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided.

YOUR RIGHTS CERTIFICATE AND SUBSCRIPTION PRICE PAYMENT FOR EACH RIGHT THAT IS EXERCISED PURSUANT TO THE BASIC SUBSCRIPTION RIGHT PLUS THE FULL SUBSCRIPTION PRICE FOR ANY

ADDITIONAL SHARES OF COMMON STOCK SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE THE EXPIRATION TIME. ONCE A RECORDHOLDER HAS EXERCISED THE BASIC SUBSCRIPTION RIGHT OR THE OVER-SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION TIME OF THE RIGHTS OFFERING WILL EXPIRE.

1.	Method of Subscription-Exercise of Rights

To exercise Rights, complete your Rights Certificate and send the properly completed and executed Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Right plus the full Subscription Price for any Unsubscribed Shares you elect to subscribe for pursuant to the Over-Subscription Privilege, to the Subscription Agent, on or prior to the Expiration Time. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Underlying Shares being subscribed for (a) certified check drawn upon a U.S. bank or postal, telegraphic or express money order payable to the Subscription Agent, or (b) by wire transfer of immediately available funds, to the account maintained by the Subscription Agent for purposes of accepting subscriptions in the Rights Offering at ABA No.          , further credit to Account Number           at          , with an account name of “Registrar and Transfer Company as rights agent for CapitalSouth Bancorp” (the “Subscription Account”). Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by wire transfer. Payments will be deemed to have been received upon (i) receipt by the Subscription Agent of any certified check drawn upon a U.S. bank or of any postal, telegraphic or express money order or (ii) receipt of collected funds in the Subscription Account designated above.

The Rights Certificate and payment of the Subscription Price must be delivered to the Subscription Agent by one of the methods described below:

By Mail:	By Hand or Overnight Courier:
Registrar and Transfer Company	Registrar and Transfer Company
P.O. Box 645	10 Commerce Drive
Cranford, NJ 07016-0645	Cranford, NJ 07016
Attn: Reorg/Exchange Department	Attn: Reorg/Exchange Department

Telephone Number for Confirmation:908-497-2300 x

Delivery to an address other than those above does not constitute valid delivery.

By making arrangements with your bank or broker for the delivery of funds on your behalf, you may also request such bank or broker to exercise the Rights Certificate on your behalf.

If you do not indicate the number of Rights being exercised, or do not forward full payment of the Subscription Price, then you will be deemed to have exercised your Rights with respect to the maximum number of whole Rights that may be exercised with the aggregate Subscription Price you delivered to the Subscription Agent. If your aggregate Subscription Price is greater than the amount you owe for exercise of your Basic Subscription Right in full, you will be deemed to have exercised your Over-Subscription Privilege to purchase the maximum number of shares of Common Stock with your over-payment. If we do not apply your full Subscription Price payment to your purchase of shares of Common Stock, the excess subscription payment received by the Subscription Agent will be returned to you, without interest, as soon as practicable.

Brokers, custodian banks and other nominee holders of Rights who exercise the Basic Subscription Right and the Over-Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and CapitalSouth, in connection with the exercise of the Over-Subscription Privilege, as to the aggregate number of Rights that have been exercised pursuant to the Basic Subscription Right and the number of shares of Common Stock that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting.

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CapitalSouth can provide no assurances that each Recordholder will actually be entitled to purchase the number of shares of Common Stock issuable upon the exercise of its Over-Subscription Privilege in full at the expiration of the Rights Offering. CapitalSouth will not be able to satisfy a Recordholder’s exercise of the Over-Subscription Privilege if all of the stockholders exercise their Basic Subscription Rights in full, and we will only honor an Over-Subscription Privilege to the extent sufficient shares of Common Stock are available following the exercise of Rights under the Basic Subscription Rights.

•	To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to a Recordholder pursuant to the Over-Subscription Privilege is less than the amount the Recordholder actually paid in connection with the exercise of the Over-Subscription Privilege, the Recordholder will be allocated only the number of Unsubscribed Shares available to it, as soon as practicable after the Expiration Time, and the Recordholder’s excess subscription payment received by the Subscription Agent will be returned, without interest, as soon as practicable.

•	To the extent the amount the Recordholder actually paid in connection with the exercise of the Over-Subscription Privilege is less than the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to the Recordholder pursuant to the Over-Subscription Privilege, such Recordholder will be allocated the number of Unsubscribed Shares for which it actually paid in connection with the Over-Subscription Privilege.

2.	Issuance of Common Stock

The following deliveries and payments will be made to the address shown on the face of your Rights Certificate, unless you provide instructions to the contrary in your Rights Certificate.

(a) Basic Subscription Right.  As soon as practicable after the Expiration Time and the valid exercise of Rights, the Subscription Agent will mail to each exercising Recordholder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Right.

(b) Over-Subscription Privilege.  As soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Recordholder that validly exercises the Over-Subscription Privilege certificates representing the number of shares of Common Stock, if any, allocated to such Recordholder pursuant to the Over-Subscription Privilege.

(c) Excess Cash Payments.  As soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, any excess subscription payments received by the Subscription Agent in payment of the Subscription Price will be mailed to each Recordholder, without interest.

3.	Sale or Transfer of Rights

The Rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your Rights to anyone. The Rights are only transferable by operation of law (for example, a transfer of Rights to the estate of a recipient upon the recipient’s death).

4.	Execution

(a) Execution by Registered Holder.  The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

(b) Execution by Person Other than Registered Holder.  If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

(c) Signature Guarantees.  Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions.

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5.	Method of Delivery

The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Recordholder.

6.	Special Provisions Relating to the Delivery of Rights through the Depository Trust Company

In the case of Rights that are held of record through the Depository Trust Company (“DTC”), exercises of the Basic Subscription Right and of the Over-Subscription Privilege may be effected by instructing DTC to transfer Rights from the DTC account of such holder to the DTC account of the Subscription Agent, together with certification as to the aggregate number of Rights exercised subscribed for pursuant to the Basic Subscription Right and the number of Unsubscribed Shares subscribed for pursuant to the Over-Subscription Privilege by each beneficial owner of Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Privilege.

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EXHIBIT A
FORM OF NOTICE OF IMPORTANT TAX INFORMATION

The tax information is provided in connection with the prospectus of CapitalSouth Bancorp (“CapitalSouth”), dated          , 2008 (the “Rights Offering Prospectus”).

Under the United States federal income tax laws, dividend payments that may be made by CapitalSouth on shares of its common stock, par value $1.00 (the “Common Stock”), issued upon the exercise of non-transferable subscription Rights (the “Rights”) may be subject to backup withholding. Generally, such payments will be subject to backup withholding unless the holder (i) is exempt from backup withholding or (ii) furnishes the payer with its correct taxpayer identification number (“TIN”) and certifies, under penalties of perjury, that the number provided is correct and provides certain other certifications. Each holder that exercises Rights and wants to avoid backup withholding must, unless an exemption applies, provide the Subscription Agent, as CapitalSouth’s agent in respect of the exercised Rights (the “Requester”), with such holder’s correct TIN (or with a certification that such holder is awaiting a TIN) and certain other certifications by completing Substitute Form W-9 below.

Certain holders (including, among others, corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign holder to qualify as an exempt recipient, that holder must submit a properly completed Form W-8, Certificate of Foreign Status (instead of a Substitute Form W-9), signed under penalties of perjury, attesting to such holder’s foreign status. Such Form W-8 may be obtained from Registrar and Transfer Company, the Subscription Agent. Although a foreign holder may be exempt from backup withholding, payments of dividends may be subject to withholding tax, currently at a 30% rate (or, if certain tax treaties apply such applicable lower rate). Exempt U.S. holders should indicate their exempt status on Substitute Form W-9 to avoid possible erroneous backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions. Holders are urged to consult their tax consultants to determine whether they are exempt from withholding and reporting requirements.

If backup withholding applies, CapitalSouth or the Subscription Agent, as the case may be, will be required to withhold (currently at a 28% rate) on any dividend payments made to a holder that exercises Rights. Backup withholding is not an additional tax. Rather, the amount of backup withholding can be credited against the U.S. federal income tax liability of the holder subject to backup withholding, provided that the required information is provided to the Internal Revenue Service (“IRS”). If backup withholding results in an overpayment of taxes, a refund may be obtained.

A holder that exercises Rights is required to give the Subscription Agent the TIN of the record owner of the Rights. If such record owner is an individual, the TIN is generally the taxpayer’s social security number. For most other entities, the TIN is the employer identification number. If the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidelines on which number to report. If the Subscription Agent is not provided with the correct TIN in connection with such payments, the holder may be subject to a penalty imposed by the IRS.

If you do not have a TIN, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for instructions on applying for a TIN, write “Applied For” in the space for the TIN in part 1 of the Substitute Form W-9 and, under penalties of perjury, sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth herein. If you do not provide your TIN to the Subscription Agent within 60 days, backup withholding will begin and continue until you furnish your TIN to the Subscription Agent. Please note that writing “Applied For” on the form means that you have already applied for a TIN or that you intend to apply for one in the near future.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	PART 1 - Taxpayer Identification Number-ENTER YOUR TIN IN THE BOX AT RIGHT. (For most individuals, this is your social security number. If you do not have a TIN, see Obtaining a Number in the enclosed Guidelines) CERTIFY BY SIGNING AND DATING BELOW.

	Note: if the account is more than one name, see the chart in the enclosed Guidelines to determine which number to give the payer.	Social Security Number OR Employer Identification Number (if awaiting TIN, write “Applied For”)

Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification	PART 2 - Payees Exempt from Backup Withholding — See the enclosed Guidelines and complete as instructed therein. PART 3 - Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. person (including a U.S. resident alien).
Certification Instructions — You must cross out item (2) of Part 3 above if you have been notified by the IRS that you are subject to backup withholding because you failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2) of Part 2. (Also see instructions in the enclosed Guidelines). The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Name (please print)

Street Address

City, State and Zip Code

Telephone Number

	Signature	Date , 200

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” INSTEAD OF A TIN IN THE SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Exchange Agent, 28% of all reportable payments made to me will be withheld, but will be refunded to me if I provide a certified taxpayer identification number within 60 days.

Signature Date , 200 .

NOTE:  FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS OF DIVIDENDS MADE TO YOU. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer — Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

		Give the			Give the EMPLOYER
		SOCIAL SECURITY			IDENTIFICATION
For this type of account:		number of —	For this type of account:		number of
1.	An individual’s account	The individual	8.	Sole proprietorship account	The owner(4)
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)	9.	A valid trust, estate or pension trust	The legal entity(5)
3.	Husband and wife (joint account)	The actual owner of the account or if joint funds, the first individual on the account (1)	10.	Corporate account	The corporation
4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)	11.	Religious, charitable, or educational organization account	The organization
5.	Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor (1)	12.	Partnership account held in the name of the Business	The partnership
6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor or incompetent person (3)	13.	Association, club, or other tax-exempt organization	The organization
7.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)	14.	A broker or registered nominee	The broker or nominee
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner (1)	15.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.

(4)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).

(5)	List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

NOTE:  If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

Payees specifically exempted from backup withholding include:

•	An organization exempt from tax under Section 501(a), an individual retirement account (“IRA”), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•	The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

•	An international organization or any agency or instrumentality thereof.

•	A foreign government or any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended.

•	A middleman known in the investment community as a nominee or custodian.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A foreign central bank of issue.

•	A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations

•	Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

•	Payments described in Section 6049(6)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

• Mortgage or student loan interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Section 6041, 6041A, 6045, 6050A and 605N.

Privacy Act Notice. — Section 6109 requires most recipients of dividend, interest, or certain other income to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause or not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers. — If the Requester discloses or uses taxpayer identification numbers in violation of federal law, the Requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.